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                                                                    EXHIBIT 10.9


               FORM OF CONSULTING AND BUSINESS SERVICES AGREEMENT

                  THIS CONSULTING AND BUSINESS SERVICES AGREEMENT (this "Agreement"), dated as of _______________, 199__ , by and between BETTER IMAGE, INC., a Georgia corporation, and its successors or assigns ("BII") and _________________________________, a ____________ professional corporation (the
"Entity").

                              W I T N E S S E T H:

                  WHEREAS, the Entity owns and operates a cosmetic and reconstructive surgery practice with offices located in the facilities (identified in Exhibit A, as amended from time to time (collectively, the "Center"), and furnishes specialized medical care to the general public through the services of the surgeons affiliated with the Entity at the Center (the "Surgeon(s)"); and

                  WHEREAS, BII is a company which has been formed to provide business and consulting services to cosmetic and reconstructive surgery practices;

                  WHEREAS, BII's services are designed to improve the efficiency and profitability of cosmetic and reconstructive surgery practices while enhancing the ability of the surgeons in such practices to render quality specialized medical care to their patients;

                  WHEREAS, the Entity and BII mutually desire to enter into a business relationship under the terms of this Agreement.

                  NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                           I. RESPONSIBILITIES OF BII

                  1.1 General. BII shall furnish the Entity the business and consulting services described in this Agreement, subject to the requirements of New York law relating to, without limitations, the control by physicians and surgeons over the practice of medicine.

                  1.2 Facilities and Equipment. BII will consult with and advise the Entity on its equipment and office needs and the efficient configuration of its office space and will arrange for all equipment and furnishings determined by the Entity to be necessary for the operation of the Center, as specified on
Exhibit 1.2 (together with any future asset purchases in accordance herewith, the "Assets"). The Entity shall have complete custody and control over the Assets provided to the Entity by BII, including, without limitation, the right to make decisions, after consultation with BII, with respect to the repair, replacement, modification and upkeep of such Assets. Unless the Entity



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chooses to directly purchase furnishings, equipment and related assets in the future, BII shall purchase such assets and lease such assets to the Entity under a capital leasing arrangement with such terms as mutually agreed to by the Entity and BII. If the Entity chooses to purchase such assets, then it shall depreciate such assets in accordance with generally accepted accounting principles ("GAAP").

                  1.3 Personnel and Payroll. BII will consult with the Entity on its staffing needs. BII will employ the staff determined by the Entity to be necessary for the Center's operations, as specified on Exhibit 1.3, except for the Surgeons and other personnel required by applicable state law or regulation to be employed by the Surgeon (the "Medical Staff"), who will be employed by the Entity. At the election of the Entity, BII will additionally assist in staff scheduling, administer the Center's payroll and provide payroll accounting services. The parties expressly agree that the Entity will have discretion and control over all personnel and staffing matters in respect to the Center's staff.

                  1.4 Business Systems, Procedures and Forms. BII will advise the Entity on and assist in the implementation and operation of business systems and procedures. BII will provide training to the Center's staff in the use of such systems and procedures. BII will additionally provide the Entity clinical forms developed in consultation with the Entity and will provide training to the Center's staff in the use of such forms. The Entity expressly acknowledges and agrees that it shall have no property rights in the foregoing systems, procedures or clinical forms, and further agrees that such systems, procedures and forms shall be deemed to constitute Confidential Information within the meaning of Section 2.8 hereof and shall be subject to the restrictions on the use, appropriation and reproduction of such Confidential Information provided for in Section 2.8. The parties agree that the Entity's use of any such systems, procedures and forms shall be at the Entity's sole discretion and, notwithstanding its use of any such systems, procedures, or forms, the Entity shall retain control over the management of all aspects of the Center's operations, including, without limitation, patient scheduling.

                  1.5 Purchasing and Inventory Control. BII, in consultation with the Entity, will provide the Entity purchasing services for inventory and supplies and will be responsible for maintaining the Center's inventory. The price charged to the Center for such inventory and supplies shall be the same as the price paid by BII, including any rebates. In any event, the Entity has the right to purchase its supplies from the supplier of its choice.

                  1.6 Accounting Services and Financial Reporting. BII will advise the Entity with respect to and provide or arrange for all accounting and bookkeeping services reasonably required for the Center's normal and routine operations. BII will additionally advise the Entity on and assist in implementing information systems designed in consultation with the Entity to generate financial and operational data concerning the Center. BII will prepare and submit to the Entity monthly operating data and quarterly financial reports with respect to the Center's operations. BII will analyze such data on an ongoing basis to advise the Center on improving productivity.


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                  1.7  Malpractice Insurance. BII shall use reasonable efforts to obtain under its blanket policies for the Surgeon as a Center Expense malpractice insurance that meets the coverage requirements set forth in Section
4.1 hereof.

                  1.8 Marketing. BII will advise the Entity in designing and assist in executing a marketing plan to promote the Center's professional services. In connection with the development of the marketing plan, BII will advise the Entity on establishing an installment plan for patient payments, and, in the event the Entity elects to offer such a plan, will assist in implementing and administering the plan. The Entity shall exercise sole discretion and control over all policies and decisions relating to marketing, pricing, credits, refunds, warranties and advertising. All marketing activities hereunder will be conducted in compliance with applicable laws and regulations of the State of New York governing the medical profession.

                  1.9 Planning. BII will assess the business potential of establishing offices in new locations, and, in the event the Entity elects to relocate or open an office in a new location, subject to mutual agreement, BII will provide assistance to the Entity as appropriate.

                  1.10 Billing and Collections. BII shall provide billing and collection services for all professional services rendered at the Center, all such billing and collections to be done in the name of and subject to the control of the Entity.

                  1.11 Payment Services. On a continuous basis, the accounts receivable of the Entity shall be deposited with BII for the Entity's account, and BII shall use the funds collected from such accounts receivable to pay the Consulting Fee (as hereinafter defined) and to pay, on the Entity's behalf as a Center Expense (as hereinafter defined) and otherwise, all expenses of the Entity duly authorized for payment by the Entity and shall return to the Entity any funds remaining after payment in full of such items.

                  1.12 Disbursement of Funds. (a) All monies collected by BII from the Entity's accounts receivable pursuant to Section 1.10 above shall be deposited into an account (the "Entity Account") with a bank whose deposits are insured with the Federal Deposit Insurance Corporation. The Entity Account shall contain the name of the Entity, but BII shall make all disbursements therefrom. BII shall account for all monies so disbursed from the Entity Account. From the funds collected and deposited each month by BII in the Entity Account, BII shall make the following disbursements, among others, promptly when payable.

                  (i) Compensation payable to all employees of the Entity, and all taxes and assessments payable to local, state and Federal governments in connection with the employment of such personnel; and

                  (ii) All other sums otherwise due and payable by the Entity as Center Expenses or otherwise, including, without limitation, the Consulting Fee.


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                  (b) In the event the funds in the Entity Account will, at any time, be insufficient to cover current expenses, BII shall notify the Entity and BII shall advance to the Entity the necessary funds to pay current expenses for the benefit of the Entity, which advances will be deemed to be loans to the Entity to be repaid upon such terms as agreed to by the Entity and BII, which indebtedness shall be deemed a Center Expense for purposes of Article III hereof; provided, however, that in any event the outstanding principal amount of such indebtedness shall bear interest at an annual rate adjusted on the first calendar day of each month to reflect that certain rate from time to time published by the Wall Street Journal as the prime rate, as of the last business day of the immediately preceding month for which such prime rate was published (the "Prime Rate"), plus one percent (1%).]

                  1.13 Records. BII shall organize and develop systems in consultation with the Entity with respect to all files and records relating to the business operations of the Center, including, but not limited to, accounting, billing and collection records. The parties expressly acknowledge and agree that patient records shall at all times be and remain the property and under the control of the Orthodontist and shall be located at the Entity's facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. BII shall use its reasonable efforts to preserve the confidentiality of patient medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein; provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

                          II. OBLIGATIONS OF THE ENTITY

                  2.1 General. The Entity will be responsible for the management of the Center, in accordance with the requirements of New York law.

                  2.2 Employment of Surgeons and Rendering of Patient Care. The Entity will be responsible for the employment of all Surgeon(s) and Medical Staff affiliated with the Entity and supervision of all care and services rendered to patients.

                  2.3 Professional Services. The Entity shall use and occupy the offices and facilities designated on Exhibit 1.2 exclusively for the practice of cosmetic and reconstructive surgery services and shall comply with all applicable local rules, ordinances and all standards of medical care. It is expressly acknowledged by the parties that the surgical practice conducted at the Center shall be conducted solely by the Surgeons associated with the Entity and no other surgeon shall be permitted to use or occupy the Center or Centers, except as provided in Exhibit B. The Entity shall provide professional services to patients hereunder in compliance at all times with ethical standards and laws and regulations applying to the medical profession. The Entity shall ensure that each Surgeon providing medical services to patients at the Center is licensed by the state in which such services are provided. In the event that any disciplinary, medical malpractice or other actions

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are initiated against any such Surgeon, the Entity shall immediately notify BII of such action and the underlying facts and circumstances. The Entity shall cooperate with and participate in quality assurance/utilization review programs established by BII or mandated by accreditation and/or licensure standards applicable to the practice of medicine.

                  2.4 Records. The Entity will keep or cause to be kept accurate, complete and timely medical and other records of all patients. Such records shall be sufficient to enable BII, on behalf of the Entity, to obtain payment for the services and facilities and to facilitate the delivery of quality patient care by the Surgeon.

                  2.5 Professional Expenses. Payments expended each fiscal year by the Entity on behalf of the Surgeon and other surgeons delivering patient care at the Center(s) for continuing education, seminars, professional license fees and dues, professional memberships, expenses related to a company automobile for the Surgeon, and all other expenses of the Surgeon and other surgeons delivering patient care at the Center(s) that do not directly benefit the Entity (as reasonably determined by BII), up to the amount of three percent (3%) of the Entity's Adjusted Gross Revenue, shall be considered a Center Expense. To the extent that such expenses exceed three percent (3%) of the Entity's Adjusted Gross Revenue for such year, the Center Expenses shall be reduced by such excess amount solely for the purpose of calculating the Consulting Fee; provided, however, that the Entity shall pay such excess expenses. Notwithstanding the foregoing, the Entity shall be solely responsible for the cost of professional licensure fees and board certification fees, membership in professional associations and continuing professional education incurred by the Surgeon. The Entity shall ensure that the Surgeon participates in such continuing education as is necessary for such Surgeon to remain current.

                  2.6 Professional Insurance Eligibility. The Entity shall cooperate in the obtaining and retaining of professional liability insurance by assuring that each of its Surgeons is insurable and participating in an on-going risk management program.

                  2.7 Employment Agreement. The parties recognize that the services to be provided by BII are feasible only if the Entity operates an active practice to which it and each Surgeon devote their full time and attention. Simultaneously with the execution of this Agreement, each Surgeon who is or becomes an equity owner of the Entity or who delivers patient care at the Center(s) on average more than ten (10) days each month, whether on the date hereof or at any time during the term of this Agreement, shall enter into an employment agreement with the Entity in substantially the form attached hereto as Exhibit C.

                  2.8 Confidentiality. The Entity agrees and acknowledges that all materials provided by BII or a BII Affiliate (as hereinafter defined) to the Entity or an Entity Agent (hereinafter defined), including all trade secrets, constitute "Confidential Information" and are disclosed in confidence and with the understanding that such materials constitutes valuable business information developed by BII at great expenditures of time, effort, and

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money. Trade secrets are property rights protected by law and, for purposes of this Agreement, shall have the meaning provided under applicable state and Federal law. The Entity shall not, directly or indirectly, without the express prior written consent of BII, use or disclose such Confidential information for any purpose other than in connection with the services to be rendered hereunder. The Entity shall: (i) keep strictly confidential and hold in trust all Confidential Information and not disclose such Confidential Information to any third party without the express prior written consent of BII; and (ii) impose this obligation of confidentiality on the Entity's affiliates, co-owners, associates, partners, employees, shareholders, members and independent contractors (collectively, the "Entity Agents"). The Entity acknowledges that the disclosure of Confidential Information to it by BII is done in reliance upon its representations and covenants hereunder. Upon expiration or termination of this Agreement by either party for any reason whatsoever, the Entity shall immediately return and shall cause all Entity Agents to immediately return to BII all Confidential Information (except to the extent such Confidential Information includes patient information), and the Entity shall not, and shall cause all Entity Agents not to, thereafter use, appropriate, or reproduce such Confidential Information. The Entity further expressly acknowledges and agrees that any such use, appropriation, or reproduction of any such Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to BII, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, BII, in addition to any other remedies which may be available to it, shall be entitled to injunctive or other equitable relief. As used in this Agreement, the term "BII Affiliate" shall mean
(i) each corporation or other business entity directly or indirectly controlling, controlled by, or under common control with BII and (ii) each cosmetic or reconstructive surgery practice to which BII provides management or consulting services, other than the Entity, the employees and principals of such practices, and each corporation or other business entity directly or indirectly controlling, controlled by, or under common control with each such practice or the principals thereof.

                  2.9 Covenant Not to Compete. During the term of this Agreement, the Entity, and any of its members or shareholders, agrees not to establish, develop or open any offices for the provision of cosmetic and reconstructive surgery services within a ten (10) mile radius of any facility compromising the Center (the "Area of Dominant Influence") without the express written consent of BII. For a period of two (2) years following the termination of this Agreement, the Entity and each of its shareholders shall be prohibited within the Area of Dominant Influence (i) from advertising in print (except for yellow page advertising and announcements for the opening of a practice) or electronic media of any kind, (ii) from soliciting in any manner patients, surgeons or staff associated with the Centers, and (iii) from soliciting any referrals from any physician who referred one or more patients to the Center within the three (3) years prior to the date of such termination. In the event the Entity terminates this Agreement pursuant to Section 5.2(b), then this
Section 2.9

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shall be void and of no further effect; provided, however, the remainder of this
Agreement shall remain in full force and effect.

                           III. FINANCIAL ARRANGEMENTS

                  3.1 Consulting Fees. BII shall receive an annual Consulting Fee, subject to the provisions of Section 3.3 below, of __________ per year, payable montly. On the first anniversary thereafter during the term hereof, the Consulting Fee shall be increased by three percent (3%) per year.

                  3.2 Center Expenses. BII shall be responsible for the payment of all Center Expenses, as defined below, during the term of this Agreement and the Entity shall immediately reimburse BII for such payments from funds held in the Entity Account.

                  3.3 Definitions. For the purposes of this Agreement, the following definitions shall apply and shall comply with generally accepted accounting principles:

                  a. "Center Expenses" shall mean all operating and non-operating expenses incurred in the operation of the Center, including, without limitation:


                      (i) Salaries, benefits, payroll taxes, workers compensation, health insurance, 401(k) and other benefit plans, and other direct costs of all employees of BII at the Center, including nurses, (but excluding all Surgeons); provided that only expenses for health insurance, 401(k) and other benefit plans approved by the Entity shall be included;

                      (ii) Direct costs of all employees or consultants of BII who, upon mutual agreement of BII and the Entity, provide services at or, if consented to by the Entity, in connection with the Center required for improved clinic performance, such as work management, materials management, purchasing, charge and coding analysis, and business office consultation;

                      (iii) Obligations of BII under leases or subleases entered into in connection with the operation of the Center;

                      (iv) Personal property and intangible taxes assessed against BII's assets used in connection with the operation of the Center, commencing on the Effective Date (hereinafter defined);

                      (v) Malpractice insurance expenses and Surgeon recruitment expenses as agreed to by BII and the Entity;

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                     (vi)   Property, casualty and liability insurance for the
                     Center and its operations;

                     (vii) In the event an opportunity arises for additional Surgeons in the Area of Dominant Influence to become employed by or merge with the Entity, actual out-of-pocket expenses of BII personnel working on a specified merger, whether or not such merger is completed if such merger is approved or requested by the Entity;

                     (viii) Amortization of intangible asset value as a result of each such acquisition referred to in subsection (vii) above;

                     (ix) Depreciation of all assets used by the Entity in the operation of the Center;

                     (x) Repayment of interest on any funds loaned to the Entity by BII in connection with the operation of the Center, at an interest rate not in excess of the Prime Rate plus one percent (1%);

                     (xi) Advertising and other marketing expenses attributable to the promotion of the Center and/or its Surgeon(s); and

                     (xii) Other expenses incurred by BII with the consent of the Entity in carrying out its obligations under this Agreement for the benefit of the Center or the Entity; provided, however, that such expenses shall not include BII's home office overhead expenses.

                b.   "Center Expenses" shall not include:

                     (i)    Any federal or state income taxes; or

                     (ii) Any personal expenses of the Surgeon as permitted in the first sentence of Section 3(b) of that certain employment agreement(s) by and between the Surgeon(s) and the Entity, in excess of three percent (3%) of the Entity's Adjusted Gross Revenue.

                3.4 Additional Facilities. In the event the parties agree to add an additional facility in which the Entity or Surgeons will provide services, the consulting fees payable to BII shall be determined by aggregating the results of the operations of each additional facility with the results of the operations of the existing Center or Centers and such fees payable to BII shall be calculated in accordance with Article III. As part of its strategic growth strategy, BII may, in its own discretion, provide capital support or arrange

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favorable funding for surgical practice expansion and development. Any expenditures on practice growth, acquisition or development shall be subject to approval by BII's Board of Directors.

                           IV. INSURANCE AND INDEMNITY

                  4.1 Insurance to be Maintained by the Entity. Throughout the term of this Agreement, the Entity shall maintain comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 per Surgeon providing services at the Center and a separate limit for the Entity or such other amounts required by the applicable state laws, regulations, rules or directives. The Entity shall be responsible for all such liabilities in excess of the limits of such policies. BII agrees to negotiate for and cause premiums to be paid with respect to such insurance. Premiums and deductibles with respect to such policies shall be a Center Expense.

                  4.2 Insurance to be Maintained by BII. Throughout the term of this Agreement, BII shall provide and maintain, as a Center Expense, comprehensive general liability and property insurance covering the Center premises and operations.

                  4.3 Tail Insurance Coverage. The Entity shall cause each individual Surgeon providing services at the Center to enter into an agreement with the Entity that upon termination of such Entity's relationship with the Surgeon, for any reason, tail insurance coverage for a period of three (3) years will be purchased by each Surgeon. Such provisions may be contained in employment agreements, restrictive covenant agreements or other agreements entered into by the Entity and the individual Surgeons, and the Entity hereby covenants with BII to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of the Entity.

                  4.4 Additional Insureds. It permitted under applicable law, the Entity shall have BII named as an additional insured on the Entity's professional liability insurance programs.

                  4.5 Indemnification. The Entity shall indemnify, hold harmless and defend BII, its officers, directors, shareholders, members and employees, from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or the performance of any intentional acts, negligent acts or omissions by the Entity and/or its affiliates, shareholders, members, agents, employees, surgeons and/or subcontractors (other than BII) prior to and after the date of this Agreement and throughout the term hereof. BII shall indemnify, hold harmless and defend the Entity, and its directors, shareholders, members and employees, from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to

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have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by BII, a BII Affiliate and/or their members, shareholders, agents, employees and/or subcontractors (other than the Entity) during the term of this Agreement.

                             V. TERM AND TERMINATION

                  5.1 Term of Agreement. This Agreement shall commence on the date BII closes the sale of $25,000,000 of BII's common stock in an initial public offering (the "IPO") pursuant to a registration statement on Form S-1 (the "Effective Date"), and shall expire on the twentieth (20th) anniversary thereof unless earlier terminated pursuant to the terms hereof.

                  5.2 Termination by the Entity. The Entity may terminate this Agreement as follows:

                  a. In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by BII, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by BII, except for the filing of a petition in involuntary bankruptcy against BII which is dismissed within ninety (90) days thereafter, the Entity may give written notice of the immediate termination of this Agreement.

                  b. In the event BII shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of ninety (90) days after written notice thereof has been given to BII by the Entity (which notice shall contain specific details of the reason for such default), the Entity may terminate this Agreement; provided, however, if the nature of such default is such that cure is not capable within said 90-day period, then BII shall have such additional time as may be required to effect and complete such cure provided that BII shall commence such cure within the aforesaid 90-day period and shall prosecute such cure to completion with reasonable diligence.

                  c. In the event that a "Change in Control" (as herein defined) occurs with respect to BII, the Entity may, within ten (10) days after the expiration of the Approval Period (as herein defined), terminate this Agreement by providing five (5) days prior written notice to BII. For purposes of this Section, "Change in Control" means an acquisition or aggregation of any voting securities of BII by a "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) immediately after which such person is or becomes the beneficial owner, directly or indirectly, of 15% or more of

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                  the combined voting power of BII's then outstanding voting securities; provided, however, that no acquisition or aggregation of BII's voting securities shall be deemed a "Change in Control" if such acquisition or aggregation (i) has the prior approval of BII's board of directors, or (ii) is approved by BII's board of directors within 60 days after BII receives notice of such acquisition or aggregation (the "Approval Period").

                  5.3 Termination by BII. BII may terminate this Agreement as follows:

                  a. In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Entity, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the Entity, except for the filing of an involuntary petition in bankruptcy against the Entity which is dismissed within thirty (30) days thereafter, BII may give written notice of the immediate termination of this Agreement.

                  b. In the event the Entity shall materially default in the performance of any duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Entity by BII, BII may terminate this Agreement.

                  5.4 Actions after Termination. Upon termination of this Agreement by either party for any reason other than a default by the Entity or upon expiration of this Agreement, the Entity may, and upon termination of this Agreement by BII due to the reasons set forth in Section 5.3(b) hereof, the Entity shall:

                  a. Purchase all improvements, additions or leasehold improvements which have been made by BII and which relate solely to the performance of its obligations under this Agreement at adjusted book value;

                  b. Assume all debt and all contracts, payables and leases which are obligations of BII and which relate solely to the performance of its obligations under this Agreement or the properties subleased by BII; and

                  c. Purchase from BII at adjusted book value all of the equipment of the Center, including all replacements and additions thereto made by BII pursuant to the performance of its obligations hereunder, and all other assets, including inventory and supplies, tangibles and intangibles (including but not limited to accounts receivable), set forth on the balance sheet prepared for the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Center, depreciation, amortization and other adjustments of assets shown on such balance sheet.

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                  5.5 Closing of Repurchase by the Entity and Effective Date of
Termination. Unless another form of payment is agreed to by BII at such time, the Entity shall pay cash to BII for (i) the assets repurchased pursuant to
Section 5.4 and (ii) an amount equal to the Consulting Fee that would have been payable hereunder for services rendered to patients by the Entity prior to the termination of this Agreement; provided, however, that such cash Consulting Fee payment shall only be made as payment for such services as are actually collected by the Entity. The amount of the purchase price shall be reduced by the amount of debt and liabilities of BII assumed by the Entity and shall also be reduced by any payment BII has failed to make under this Agreement. The Entity and any Surgeon associated with the Entity shall execute such documents as may be required to assume the liabilities set forth in Section 5.4(c) and shall use its best efforts to remove BII from any liability with respect to such repurchased assets and with respect to any property leased or subleased by BII. The closing date for the repurchase shall be determined by the Entity, but shall in no event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and the Entity and BII shall be released from the restrictive covenants provided for in Section 2.9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

                  5.6 Patient Records. Upon termination of this Agreement, the Entity shall retain all patient medical records maintained by the Entity or BII in the name of the Entity. During the term of this Agreement, and thereafter, the Entity or its designee shall have reasonable access during normal business hours to the Entity's and BII's records, including, but not limited to, records of collections, expenses and disbursements as kept by BII in performing BII's obligations under this Agreement, and the Entity may copy any or all such records.

                           VI. INDEPENDENT CONTRACTOR

                  6.1 Entity's Control Over Medical Services. Notwithstanding the authority granted to BII herein, BII and the Entity agree that the Surgeons, personally or through any Medical Employees or agents, shall have complete control and supervision over the business aspects of the Entity's practice, as well as the provision of all professional services, including, without limitation, the selection of a course of treatment for a patient, the procedures or materials to be used as a part of such course of treatment, and the manner in which such course of treatment is carried out by the Surgeon(s). The Surgeon(s) shall have sole authority to direct the business, professional, and ethical aspects of the surgical practice. BII will have no authority, directly or indirectly, to perform, and will not perform, any medical function, or to influence or otherwise interfere with the exercise of the Surgeon(s) professional judgment. BII may, however, advise the Entity as to the relationship between its performance of surgical functions and the overall administrative and business functions of its practice.

                  6.2 Independent Relationship. The Entity and BII intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties.

                  6.3 Other Professionals. No provision of this Agreement is intended to limit BII's right, authority, or ability under applicable law to contract with other physicians, or to employ, contract with, or enter into any partnership or joint venture with any healthcare professional, provided that the exercise of such right, authority or ability does not contravene the terms of this Agreement.

                  6.4 Patient Care. Nothing in this Agreement is intended to interfere, or shall be construed as interfering, in any way with the Surgeon(s)'s ability to independently exercise professional and ethical judgment in the performance of his patient care responsibilities.

                             VII. GENERAL PROVISIONS

                  7.1 Assignment. This Agreement shall be assignable by BII to any person, firm or corporation that controls or is under common control with BII. This Agreement shall not be assignable by the Entity. Subject to this provision, this Agreement shall be binding upon the parties hereto, and their successors and assigns.

                  7.2 Whole Agreement; Modification. There are no other agreements or understandings, written or oral, between the parties regarding this Agreement, the Exhibits and the Schedules, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) shall be attached hereto.

                  7.3 Notices. All notices required or permitted by this Agreement shall be in writing and shall be addressed as follows:

                  To Better Image:

                                    Better Image, Inc.
                                    Two Midtown Plaza
                                    Suite 1220
                                    1360 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309
                                    Attn: Jonathan E. Wilfong

                  With a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia  30303-1763
                                    Attn: Paul A. Quiros
                                    Telecopier No.: (404) 898-1247
                                    Telephone No.: (404) 898-1240

                  To the Entity:



or to such other address as either party shall notify the other.

                  7.4 Waiver of Provisions. Except as otherwise provided in this
Section 7.4, any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof. The parties acknowledge that BII is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine.

                  7.5 Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent any act or service required of BII in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of medicine, the performance of said act or service by BII shall be deemed waived and forever unenforceable and the provision of Section 7.12 shall be applicable.

                  7.6 Events Excusing Performance. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

                  7.7 Compliance with Applicable Laws. Both parties shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of their obligations under this Agreement.

                  7.8 Severability. In the event that any provision of this Agreement or the application thereof to any of the parties hereto or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict herewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement.

                  7.9 Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

                  7.10 Attorneys' Fees. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

                  7.11 Confidentiality. Neither party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's written approval; provided, however, the foregoing shall not apply to information which is required to be disclosed by law, including federal or state securities laws, or pursuant to court order.

                  7.12 Contract Modifications for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Entity and BII shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Entity and BII.

                  7.13 Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

                  7.14 Language Construction. The language in all parts of this Agreement shall be construed, in all cases, according to the parties' intent and the parties hereto acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                  7.15 No Obligation to Third Parties. None of the obligations and duties of BII or the Entity under this Agreement shall in any way or in any manner be deemed to create any obligation of BII or of the Entity to, or any rights in, any person or entity not a party to this Agreement.

                  7.16 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

                  7.17 Singular and Plural; Gender. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            ENTITY:




                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                    BII:

                                            BETTER IMAGE, INC.




                                            By:
                                               --------------------------------
                                               Jonathon E. Wilfong, Chairman